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                                                                    EXHIBIT 10.1

                             SECURED PROMISSORY NOTE
                                    (VANJANI)

$150,000.00                                                        JULY 18, 2003

         FOR VALUE RECEIVED, the undersigned, Chandu Vanjani ("Buyer"), hereby promises to pay to JMAR TECHNOLOGIES, INC. ("Payee"), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) in immediately available funds in lawful money of the United States (the "Principal").

         The principal amount shall be payable in four equal annual installments of $37,500 commencing on December 1, 2004, with the remaining principal installments due on December 1, 2005, December 1, 2006 and December 1, 2007.

         The Principal may be prepaid in whole or in part at any time, without premium or penalty.

         The performance of all obligations under this Note is secured by that certain Pledge Agreement, dated July 18, 2003, between Buyer and Payee.

         The Buyer hereby promises to pay all installments of principal and other amounts due hereunder on or before the date on which the same is due, and any payment not so received within ten (10) days after the date that same shall have been due shall bear interest, to the extent permitted by law, at the rate equal to fifteen percent (15%) after such amount becomes overdue, such interest to be payable on demand. All calculations of interest hereunder shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         In the event that (i) the Buyer fails to make any payment of principal, interest or other charge under this Note within thirty (30) days after receipt of written notice by the Payee that the same was due; or (ii) the Buyer files a voluntary petition in bankruptcy or applies for the appointment of a receiver for it or its assets; or (iii) an involuntary petition in bankruptcy is filed against the Buyer and remains unstayed or undischarged for a period in excess of one hundred twenty (120) days; the Payee may accelerate the entire balance outstanding under this Note, and the entire unpaid Principal balance together with accrued but unpaid interest and other charges hereunder shall be due and payable fifteen (15) days after receipt by the Buyer of such notice.

         The undersigned Buyer hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         If this Note is not paid when due, Buyer promises to pay all costs of collection, including but not limited to, reasonable attorneys' fees, whether or not suit is filed on this Note.

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         This Note shall be construed in accordance with and governed by the laws of the State of California.

Chatsworth, California                      /s/ Chandu Vanjani
                                            ____________________________________
                                            Chandu Vanjani

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